   As filed with the Securities and Exchange Commission on September 6, 1996

                                                    Registration No. 333-
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              WIRELESS ONE, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                            72-1300837
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

11301 Industriplex, Suite 4, Baton Rouge, LA                    70809-4115
 (Address of Principal Executive Offices)                       (Zip Code)


         WIRELESS ONE, INC. 1995 LONG-TERM PERFORMANCE INCENTIVE PLAN
       WIRELESS ONE, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full Title of the Plans)

                               Michael C. Ellis
                                Vice President
                              Wireless One, Inc.
                          11301 Industriplex, Suite 4
                      Baton Rouge, Louisiana  70809-4115
                    (Name and Address of Agent for Service)

                                (504) 293-5000
         (Telephone Number, including Area Code, of Agent for Service)

                                   Copy to:
                                   -------
                              John L. Kuehn, Esq.
                               Kirkland & Ellis
                             153 East 53rd Street
                         New York, New York 10022-4675
                                (212) 446-4800

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum      Proposed Maximum
 Title of Securities to      Amount to be         Offering Price      Aggregate Offering      Amount of
     be Registered            Registered         Per Share/(1)/            Price          Registration Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock, par          1,400,000 shares          $14.875            $20,825,000.00        $7,181.00
value $.01 per share
- -----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based on the average of the high and low prices of the shares reported in the consolidated reporting system on September 3, 1996.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by Wireless One, Inc., a Delaware corporation, (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-26836).

          (b) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (Commission File No. 0-26836).

          (c) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 (Commission File No. 0-26836).

          (d) The description of the Corporation's Common Stock, par value $.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 22, 1995.

          (e) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking the indemnification has been found liable to the corporation. The statue provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article X of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") and Article V of the Corporation's By-laws require indemnification of directors and officers of the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than those prior thereto). The Corporation also has to obtain officers' and directors' liability insurance which insures against liabilities that officers and directors of the Corporation may incur in such capacities.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X of the Corporation's Restated Certificate includes such a provision.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

     5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

     23.1  Consent of KPMG Peat Marwick LLP.

     23.2  Consent of Kirkland & Ellis (included in opinion filed as Exhibit
           5.1).

     24.1  Powers of Attorney (included in Part II of Registration Statement).

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 29, 1996.

                                       WIRELESS ONE, INC.

                                       By: /s/ Sean E. Reilly
                                          --------------------------
                                             Sean E. Reilly
                                             Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sean E. Reilly and Michael C. Ellis, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

     Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and as of the date indicated.


          Signature                   Title                         Date
          ---------                   -----                         ----


       /s/ Sean E. Reilly             Chief Executive Officer   August 29, 1996
- ----------------------------------    and Director (Principal
         Sean E. Reilly               Executive Officer)


       /s/ Michael C. Ellis           Vice President and        August 29, 1996
- ----------------------------------    Controller (Principal
         Michael C. Ellis             Accounting and Financial
                                      Officer)

       /s/ Hans J. Sternberg                                    August 29, 1996
- ----------------------------------
         Hans J. Sternberg            Chairman of the Board


       /s/ William K. Luby                                      August 29, 1996
- ----------------------------------
         William K. Luby              Director


       /s/ J. R. Holland, Jr.                                   August 29, 1996
- ----------------------------------
         J. R. Holland, Jr.           Director


- ----------------------------------
         David E. Webb                Director


       /s/ Arnold L. Chavkin
- ----------------------------------                              August 29, 1996
         Arnold L. Chavkin            Director


       /s/ Daniel L. Shimer                                     August 29, 1996
- ----------------------------------
         Daniel L. Shimer             Director


       /s/ Henry M. Burkhalter                                  August 29, 1996
- ----------------------------------    President and Vice
         Henry M. Burkhalter          Chairman of the Board


       /s/ William J. Van Devender
- ----------------------------------                              August 29, 1996
         William J. Van Devender      Director

                                 EXHIBIT INDEX
                                 -------------



EXHIBIT                                                             SEQUENTIALLY
NO.                       DESCRIPTION OF DOCUMENT                   NO. PAGE
- -------                   -----------------------                   ------------

  5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered.

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2 Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

 24.1     Powers of Attorney (included in Part II of Registration
          Statement).